Exhibit 99.1

R&G FINANCIAL CORPORATION UPDATES STATUS OF MORTGAGE

BANKING LICENSES AND CERTAIN OUTSTANDING CREDIT FACILITIES

REPORTS INCREASE IN ALLOWANCE FOR LOAN AND LEASE LOSSES

AND VALUATION ALLOWANCE ON ITS MORTGAGE LOANS HELD-FOR-SALE

PORTFOLIO

San Juan, Puerto Rico, September 18, 2007 – R&G Financial Corporation, San Juan, Puerto Rico (the “Company”), a bank holding company with operations focused in Puerto Rico, today provided an update on the status of its principal mortgage banking licenses and credit facilities in light of its delay in completing its audited financial statements as a result of its ongoing restatement process, among other matters. The Company also reported an increase in its allowance for loan and lease losses and a valuation allowance in its mortgage loans held-for-sale portfolio for the quarter ending September 30, 2007.

Status of Mortgage Banking Licenses

As previously disclosed, due to its lack of audited financial statements, the Company’s wholly-owned principal mortgage banking subsidiary, R&G Mortgage Corporation (“R&G Mortgage”), has received a number of notices regarding the status of its mortgage banking authorizations from certain of the government agencies and government-sponsored entities (“GSEs”) with whom it has mortgage business relationships. As previously disclosed, R&G Mortgage has received notice from the United States Department of Housing and Urban Development (“HUD”) of the immediate withdrawal of its status as a HUD-FHA Title II approved lender. R&G Mortgage has appealed this withdrawal to HUD.

As also previously disclosed, the Government National Mortgage Association (“GNMA”) notified R&G Mortgage that it was withdrawing authority to act as a GNMA issuer and as a servicer of GNMA mortgage pools. R&G Mortgage has received notice from GNMA extending until October 9, 2007 its authority to act as a servicer of GNMA mortgage pools. However, the Company cannot issue GNMA guaranteed mortgage-backed securities. R&G Mortgage has also received notice from the Federal National Mortgage Association (“FNMA”) placing certain conditions and limitations on R&G Mortgage’s selling and servicing relationship with FNMA. FNMA also will require R&G Mortgage to sell its servicing portfolio to another FNMA-approved servicer if FNMA does not approve the application which has been made by the Company’s Puerto Rican banking subsidiary, R-G Premier Bank of Puerto Rico (“R-G Premier”), as a FNMA Seller/Servicer and the transfer of servicing to R-G Premier. FNMA servicing constituted approximately 2% of R&G Mortgage’s total servicing portfolio as of June 30, 2007. R&G Mortgage remains a Seller/Servicer with the Federal Home Loan Mortgage Corporation (“FHLMC”). FHLMC servicing amounts to approximately 40% of R&G Mortgage’s servicing portfolio as of June 30, 2007.

As previously disclosed, the Company is taking steps to address the issues posed by the foregoing actions of government agencies and GSEs. R-G Premier is seeking to obtain authorizations from the foregoing agencies and GSEs. R-G Premier has received approval from HUD to act as a HUD-FHA approved Title II lender. As a HUD-FHA approved lender, R-G Premier will be able to offer FHA-insured loans previously offered by R&G Mortgage. The Company anticipates that R-G Premier will shortly apply to GNMA for approval to become a GNMA Issuer/Servicer. In addition, R-G Premier has received approval from FHLMC to act as a FHLMC Seller/Servicer and has applied to FNMA for authorization to serve as a FNMA Seller/Servicer.

If R-G Premier obtains approvals from GNMA and FNMA, it is the Company’s intent to have R&G Mortgage transfer its existing servicing operations, including its servicing contracts and rights, to R-G Premier. This transfer will require regulatory approval from the Federal Reserve and the FDIC and other approvals from GNMA, GSEs and third parties. While R-G Premier believes that it should be able to obtain all necessary approvals, no assurances can be given that R-G Premier will be successful in obtaining GNMA and FNMA authorizations or the required approvals for the transfer of the servicing rights or the mortgage banking business. If the Company is not successful in these efforts, such failure would have a material adverse effect on the Company.

Status of Credit Facilities

The Company has two principal short-term warehousing and working capital credit facilities entered into by R&G Mortgage with two financial institutions. These facilities are fully and unconditionally guaranteed by the Company and are collateralized with mortgage loans and servicing rights. One of these credit facilities consists of a credit agreement that terminates on September 30, 2007, pursuant to which amounts borrowed are repayable at any time upon demand by the lender or by the termination date. Under this credit agreement, R&G Mortgage currently has $59.8 million outstanding under a warehousing facility and $6.7 million outstanding under a working capital facility. The other credit facility consists of two credit agreements that terminate on October 31, 2007 pursuant to which amounts borrowed are repayable by the termination date. Under these credit agreements, R&G Mortgage currently has $36.8 million outstanding under a warehousing facility and $18.2 million outstanding under a working capital facility.

Under the credit agreements for these facilities, R&G Mortgage is required to maintain its mortgage banking licenses and is subject to certain financial covenants. In addition, both the Company and R&G Mortgage are required to deliver audited financial statements to the lenders. The Company and R&G Mortgage have failed to comply with some of these requirements, including delivery of audited financial statements. During the restatement process, R&G Mortgage has obtained certain waivers of default and extensions of both of these credit facilities. At this time, R&G Mortgage has waivers of the defaults under the credit agreements until their expiration dates. The lenders have continued making advances under the warehousing facilities, but R&G Mortgage has agreed not to make any further draws under the working capital facilities at this time.

R&G Mortgage is currently in the process of selling a mortgage loan portfolio, and has indicated to the lenders that the proceeds of the sale would be used to pay down a substantial portion of these facilities. R&G Mortgage currently expects to close this transaction prior to

September 30, 2007, and would then renegotiate with the lenders an extension of the credit facilities. The Company can give no assurance, however, that R&G Mortgage will be able to consummate the transaction by said date, or at all, or that R&G Mortgage will be able to continue to obtain extensions under either or both of the credit facilities, or to obtain the further waiver the Company would need if it is able to obtain an extension of the credit agreements. If the lenders under either of the credit agreements cease making advances under the warehousing facilities, accelerate or demand payment of any outstanding amounts or fail to renew the credit facilities beyond their termination dates, the consequences would be material to the Company’s liquidity and operating flexibility.

Impairment Charges

The Company is operating in a challenging market environment in the U.S. and Puerto Rico for institutions engaged in real estate-based lending and mortgage banking activities.

The Company has experienced deterioration in certain of its real estate – construction and development loans and has reassessed a number of its lending relationships with developers and homebuilders in the Central/North Florida area. The housing market in the Central/North Florida area continues to show weak demand for housing and high inventory levels which are significantly affecting the financial position and operations of many homebuilders and developers. As a result, on September 12, 2007, the Company determined that it would record a provision for loan and lease losses for the quarter ending September 30, 2007. The Company is currently in the loan review process to determine the amount of the provision, but cannot provide an estimate of the amount or a range of the amount of such provision at this time.

The reduced liquidity in the secondary mortgage market has impacted the market value of the Company’s mortgage loans held-for-sale, primarily held by R&G Mortgage. As a result, on September 12, 2007, the Company determined that it would record a valuation allowance to its mortgage loans held-for-sale for the quarter ending September 30, 2007. However, it cannot at this time estimate the amount or a range of the amount of the allowance.

These impairment charges do not affect R-G Premier, which remains well capitalized as of August 31, 2007.

Forward-Looking Statements

This press release contains certain “forward-looking statements” concerning the Company’s economic future performance. The words or phrases “expect,” “believe,” “anticipate,” “estimate,” “intend,” “look forward,” “should” and similar expressions are meant to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made, and to advise readers that a number of factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following: the Company’s ability to attract new clients and retain existing clients; risks associated with the effects of global, national and regional economic and political conditions, including with respect to fluctuations in interest rates; potential adverse effects to the Company’s financial condition, results of operations or prospects as a result of the required adjustments to prior period financial statements; risks associated with the Company’s inability to prepare and timely file financial statements; potential adverse effects if the Company is required to recognize additional impairment charges or other adverse accounting-related developments; potential adverse developments in connection with the ongoing SEC inquiry; potential adverse developments from enforcement actions by bank regulatory agencies; and developments from changes in the regulatory and legal environment for financial services companies in Puerto Rico and the United States. The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.